SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2013

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E.	Roanoke, Virginia	24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2013, Roanoke Gas Company (“Roanoke”), the utility subsidiary of RGC Resources, Inc., entered into a First Modification of the Revolving Line of Credit Note with Wells Fargo Bank, N.A. This modification increased the maximum borrowing capabilities of Roanoke under the Note by $1,000,000 for a total limit of $8,000,000. The total amount available for borrowing for the remainder of the term of the note ranges from $8,000,000 down to $1,000,000 at expiration on March 31, 2014. The purpose of the Note is to provide working capital financing for Roanoke’s operations.

In connection with the First Modification to the Revolving Line of Credit Note, Roanoke entered into a Second Amendment to Credit Agreement which amended the original credit agreement dated March 30, 2012 and First Amendment dated March 31, 2013. The Second Amendment incorporated updated information related to the Revolving Line of Credit Note with regard to the increased limits. All other provisions of the original credit agreement and First Amendment remain in place.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

10.1	First Modification to Promissory Note in the principal amount of $8,000,000 by Roanoke Gas Company in favor of Wells Fargo Bank, N.A. dated December 23, 2013.

10.2	Second Amendment to Credit Agreement by and between Roanoke Gas Company and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: December 23, 2013	By:	/s/ Paul W. Nester
Paul W. Nester
Vice President, Treasurer and CFO